Cletha A. Walstrand
Attorney at Law
1322 West Pachua Circle
Ivins, UT 84738
Office: 435-688-7317 Fax: 435-688-7318
cwalstrand@networld.com

                June 28, 2007

The Board of Directors
Cinjet, Inc.
2160 California Avenue, B#116
Sand City, CA 93955-3172

The Board of Directors:

We have been retained by Cinjet, Inc., (the “Company”), in connection with the Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission (the “Registration Statement”) relating to 600,000 shares of common stock, par value $0.0001 per share. You have requested that we render an opinion as to whether the common stock as proposed to be issued on the terms set forth in the Registration Statement will be validly issued, fully paid and non-assessable.

In connection with this engagement, we have examined the following:

1.	the articles of incorporation of the Company;

2.	the Registration Statement;

3.	the bylaws of the Company; and

4.	unanimous consents of the board of directors.

We have examined such other corporate records and documents and have made such other examinations as we deemed relevant.

Based upon the foregoing, and assuming that the common shares have been and will be issued and that Cinjet, Inc. will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states or foreign jurisdictions in which common shares have been and may be sold, I am of the opinion that the common shares have been and will be validly issued, fully paid and nonassessable.

This opinion opines upon Nevada law, including the Nevada Constitution, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws.

This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on my knowledge of the law and facts as of the date of the registration statement’s effectiveness.

This opinion does not address or relate to any specific state securities laws. I assume no duty to communicate with Cinjet, Inc. in respect to any matter that comes to my attention after the date of effectiveness of the registration statement.

We hereby consent to being named in the Prospectus included in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement. We also consent to the reproduction of this legality opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/Cletha A. Walstrand
Attorney at Law